EXHIBIT 99.3

PERSEUS TELECOM LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the year ended March 31, 2017

EXHIBIT 99.3

Perseus Telecom Limited

Consolidated Financial Statements

Exhibit 99.3

Report of Independent Auditors

To the Board of Directors and Stockholders of
Perseus Telecom Limited:

We have audited the accompanying consolidated financial statements of Perseus Telecom Limited, which comprise the consolidated balance sheet as of March 31, 2017, and the related statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatements, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Perseus Telecom Limited as of March 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Subsequent Event
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, on June 14, 2017, the Company closed on a transaction to sell 100% of the outstanding stock of the Company to GTT Communications, Inc. The entity was dissolved on that date as a result of the sale. Our opinion is not modified with respect to that matter.
August 11, 2017
New York, NY

EXHIBIT 99.3

PERSUES TELECOM LIMITED
CONSOLIDATED BALANCE SHEET
(Amounts in thousands, excepts shares and par value)

March 31, 2017
ASSETS
Current assets:
Cash	$2,409
Accounts receivable, net	1,445
Prepaid expenses and other current assets	1,177
Total current assets	5,031

Property, plant and equipment, net	3,844
Due from related party	1,740
Total assets	$10,615

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$6,340
Line of credit	500
Accrued expenses and other current liabilities	4,423
Deferred revenue	2,231
Due to related party	714
Total current liabilities	14,208

Long-term debt	15,872
Subordinated related party debt	2,000
Total liabilities	32,080

Commitments and contingencies (Note 7)

Stockholders' deficit:
Common stock, Ordinary shares, par value €1 per share, 998,764 authorized, 11,456 issued and outstanding	15
Common stock, B Ordinary shares, par value €0.01 per share, 123,600 authorized, 66,822 issued and outstanding	1
Additional paid-in capital	8,865
Accumulated deficit	(30,235)
Accumulated other comprehensive loss	(111)
Total stockholders' deficit	(21,465)
Total liabilities and stockholders' deficit	$10,615

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.3

PERSEUS TELECOM LIMITED
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands)

For the year ended March 31, 2017

Revenue:
Telecommunication services	$32,187

Operating expenses:
Cost of telecommunication services	22,047
Selling, general and administrative expenses	15,865
Depreciation and amortization	1,213

Total operating expenses	39,125

Operating loss	(6,938)

Other expense:
Interest expense, net	(1,612)
Other expense	(335)

Total other expense, net	(1,947)

Loss before income taxes	(8,885)

Income tax benefit	(8)

Net loss	$(8,877)

Other comprehensive income:
Foreign currency translation adjustment	255

Comprehensive loss	$(8,622)

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.3

PERSEUS TELECOM LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
(Amounts in thousands, except shares)

	Common Stock
	Ordinary Shares	Amount	B Ordinary Shares	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income/(loss)	Total
Balance, April 1, 2016	11,456	$15	66,822	$1	$8,865	$(21,358)	$(366)	$(12,843)

Net loss	—	—	—	—	—	(8,877)	—	(8,877)

Foreign currency translation	—	—	—	—	—	—	255	255

Balance, March 31, 2017	11,456	$15	66,822	$1	$8,865	$(30,235)	$(111)	$(21,465)

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.3

PERSEUS TELECOM LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

For the year ended March 31, 2017
Cash flows from operating activities:
Net loss	$(8,877)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,213
Amortization of deferred financing costs	229
Deferred taxes	22
Interest and fees on long-term debt paid in kind	1,806
Net changes in operating assets and liabilities:
Accounts receivable, net	37
Prepaid expenses and other current assets	370
Due to/from related party	(29)
Accounts payable	(921)
Accrued expenses and other liabilities	1,035
Deferred revenue	670
Net cash used in operating activities	(4,445)

Cash flows from investing activities:
Purchase of property and equipment	(1,483)
Proceeds from disposal of property and equipment	187
Net cash used in investing activities	(1,296)

Cash flows from financing activities:
Proceeds from long-term debt	5,000
Proceeds used to finance fees associated with long-term debt	(625)
Proceeds from subordinated related party debt	2,000
Proceeds from line of credit	500
Net cash provided by financing activities	6,875

Effect of exchange rate fluctuations on cash	255

Increase in cash	$1,389
Cash, beginning of year	$1,020
Cash, end of year	$2,409

Supplemental disclosure of cash flow information:

Cash paid for interest	$473

Supplemental disclosure of non-cash financing activities:

Paid in kind interest accumulated on total long-term debt balance	$901
Pain in kind fees accumulated on total long-term debt balance	$280
Paid in kind financing fees accumulated on long-term debt balance	$625

The accompanying notes are an integral part of these consolidated financial statements.
PERSEUS TELECOM LIMITED

EXHIBIT 99.3

CONSOLIDATED FINANCIAL STATEMENTS
(All dollar amounts are presented in thousands)

1.  Description of Business

Perseus Telecom Holding Company Limited, a Company incorporated in the Republic of Ireland (“PTHCL” or “Holdco”) is the parent of Perseus Telecom Limited (the “Company”). Perseus Telecom Limited is the operating entity which is comprised of the Company and its wholly owned subsidiaries; Perseus Technology Holdings, USA, Inc, Perseus Telecom USA LLC, Twin Lakes Ventures LLC, Perseus Telecom QuanTA LLC (dormant), Perseus Asia Limited, Perseus UK Limited, and Perseus do Brasil Servicos de Technologia da Informacao Ltda.

Holdco and the Company collectively represent the Group. These consolidated financial statements represent only the Company and its wholly owned subsidiaries.

The Company provides a full range of telecommunication services, primarily to financial services, eCommerce and media companies. These services are available in major markets globally. The Company’s products and services include managed infrastructure services, custom-designed global networks, precision time synchronization, colocation and turn-key trading solutions with 24x7 support.

Sale by Holdco Subsequent to Year End

As of March 31, 2017, the Company had negative working capital and no available line of credit. Because of the above matters, there existed substantial doubt whether the Company would be able to continue as a going concern. The accompanying consolidated financial statements are prepared on a going concern basis and do not include any adjustments that might result from uncertainty about our ability to continue as a going concern.

In June 2017, GTT Communications, Inc., a Delaware corporation (“GTT”), entered into a Stock Purchase Agreement with Holdco and pursuant to which GTT agreed to acquire all of the equity interests in the Company and the operating entities of Holdco (“GTT Transaction”). GTT paid $37.5 million plus the assumption of leases approximating $1.9 million.

2. Summary of Significant Accounting Policies

Basis of Presentation of Consolidated Financial Statements and Use of Estimates

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates are used when establishing allowances for doubtful accounts, determining useful lives for depreciation and amortization, and accounting for income taxes and related valuation allowances against deferred tax assets. Management evaluates these estimates and judgments on an ongoing basis and makes estimates based on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

The Company's services are provided under contracts that typically provide for an installation charge as well as payments of recurring charges on a monthly basis for use of the services over a committed term. The contracts with customers specify the terms and conditions for providing such services, including installation date, recurring and non-recurring fees, payment terms and length of term. These contracts call for the Company to provide the service in question (e.g., data transmission between point A and point Z), to manage the activation process and to provide ongoing support (in the form of service maintenance and trouble-shooting) during the service term. The contracts do not typically provide the customer any rights to use specifically identifiable assets. Furthermore, the contracts generally provide the Company with discretion to engineer (or re-engineer) a particular network solution

EXHIBIT 99.3

to satisfy each customer’s data transmission requirement, and typically prohibit physical access by the customer to the network infrastructure used by the Company and its suppliers to deliver the services.

The Company recognizes revenue as follows:

•
Monthly Recurring Revenue. Monthly recurring revenue represents the substantial majority of the Company's revenue, and consists of fees charged for ongoing services that are generally fixed in price and billed on a recurring monthly basis (one month in advance) for a specified term. At the end of the term, most contracts provide for a continuation of services on the same terms, either for a specified renewal period (e.g., one year) or on a month-to-month basis. The Company records recurring revenue based on the fees agreed to in each contract, as long as the contract is in effect.

•
Non-recurring Revenue. Non-recurring revenue consists of charges for installation in connection with the delivery of recurring communications services, late payments, cancellation fees, early termination fees and equipment sales. Fees billed for installation services are initially recorded as deferred revenue then recognized ratably over the contractual term of the recurring service. Management believes that the contract term serves as the best estimate of the expected relationship term. Fees charged for late payments, cancellation (pre-installation) or early termination (post-installation) are typically fixed or determinable per the terms of the respective contract, and are recognized as revenue when billed. In addition, from time to time the Company sells communications equipment to its customers in connection with its data networking services.

•	The Company recognizes revenue from the sale of equipment at the contracted selling price when title to the equipment passes to the customer (generally F.O.B. origin).

The Company records revenue only when collectability is reasonably assured, irrespective of the type of revenue.

Universal Service Fund (USF), Gross Receipts Taxes and Other Surcharges

The Company is liable in certain cases for collecting regulatory fees and/or certain sales taxes from its customers and remitting the fees and taxes to the applicable governing authorities. Where the Company collects on behalf of a regulatory agency, the Company does not record any revenue. The Company records applicable taxes on a net basis.

Cost of Telecommunications Services

Cost of telecommunications services includes direct costs incurred in accessing other telecommunications providers’ networks in order to maintain the Company's global network and provide telecommunications services to the Company's customers including access, co-location, and usage-based charges.

Comprehensive Income

In addition to net loss, comprehensive income includes charges or credits to equity occurring other than as a result of transactions with stockholders. For the Company, this consists of foreign currency translation adjustments.

Cash

The Company deposits cash with financial institutions that management believes are of high credit quality. The Company’s cash consists primarily of cash deposited in U.S. dollar denominated interest-bearing deposit accounts.

Accounts Receivable, Net

Accounts receivable balances are stated at amounts due from the customer net of an allowance for doubtful accounts. Credit extended is based on an evaluation of the customer’s financial condition and is granted to qualified customers on an unsecured basis.

The Company, pursuant to its standard service contracts, is entitled to impose a finance charge of a certain percentage per month with respect to all amounts that are past due. The Company’s standard terms require payment within 30 days of the date of the invoice. The Company treats invoices as past due when they remain unpaid, in whole or in part, beyond the payment date set forth in the applicable service contract.

EXHIBIT 99.3

The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade receivables are past due, the customer’s payment history and current ability to pay its obligation to the Company, and the condition of the general economy. Specific reserves are also established on a case-by-case basis by management. Credit losses have historically been within management’s expectations. Actual bad debts, when determined, reduce the allowance, the adequacy of which management then reassesses. The Company writes off accounts after a determination by management that the amounts at issue are no longer likely to be collected, following the exercise of reasonable collection efforts, and upon management’s determination that the costs of pursuing collection outweighs the likelihood of recovery. The allowance for doubtful accounts was $1.0 million as of March 31, 2017.

Deferred Costs

Installation costs related to provisioning of communications services that the Company incurs from third-party suppliers, directly attributable and necessary to fulfill a particular service contract, and which costs would not have been incurred but for the occurrence of that service contract, are recorded as deferred contract costs and expensed ratably over the contractual term of service in the same manner as the deferred revenue arising from that contract. Based on historical experience, the Company believes the initial contractual term is the best estimate for the period of earnings. If any installation costs exceed the amount of corresponding deferred revenue, the excess cost is recognized in the current period.

Property and Equipment

Property and equipment are recorded at cost, subject to adjustments for impairment, and depreciated using the straight-line method over the following estimated ranges of useful lives:

Network equipment	2-5 Years
Computer and software	3-7 Years
Furniture and fixtures	3 Years
Leasehold improvements *	5 Years
*The Company uses the shorter of 5 years or the term of the lease.

Impairment of Long-lived Assets

The Company periodically evaluates potential impairment of its long-lived assets in accordance with the accounting standard related to the accounting for the impairment or disposal of long-lived assets. When The Company determines that the carrying amount of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, The Company evaluates the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying amount of the assets, The Company measures the impairment using discounted cash flows or other methods of determining fair value.

Long-lived assets to be disposed of are carried at the lower of cost or fair value, less estimated costs of disposal.

Advertising Costs

The Company charges the costs of advertising to selling expenses as incurred. Advertising expense for 2017 was $0.5 million.

Income Taxes

Income taxes are accounted for under the asset and liability method pursuant to GAAP. Under this method, deferred tax assets and liabilities are recognized for the expected future consequences attributable to the differences between the financial statement carrying amounts and the tax basis of assets and liabilities. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period of the change. Further, deferred tax assets are recognized for the expected realization of available net operating loss and tax credit carryforwards. A valuation allowance is recorded on gross deferred tax assets when it is "more likely than not" that such asset will not be realized. When evaluating the realizability of deferred tax assets, all evidence, both positive and negative is evaluated. Items considered in this analysis include the ability to carry back losses, the reversal of temporary differences, tax planning strategies and expectations of future earnings. The Company reviews its deferred tax assets to determine if a valuation allowance is required based upon these factors. Changes in the Company's assessment of the need for a valuation

EXHIBIT 99.3

allowance could give rise to a change in such allowance, potentially resulting in additional expense or benefit in the period of change.

The Company operates in multiple taxing jurisdictions and is subject to the jurisdiction of a number of U.S. and non-U.S. tax authorities and to tax agreements and treaties among those authorities. Operations in these jurisdictions are taxed on various bases in accordance with jurisdictional regulations.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the appropriate taxing authority has completed their examination even though the statute of limitations remains open or the statute of limitation expires. Interest and penalties related to uncertain tax positions are recognized as part of the Company's provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

Foreign Currency Translation

The functional currencies of the Company's foreign operations are the respective local currencies. The financial statements of the Company's foreign subsidiaries have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for the year. Accumulated net translation adjustments have been reported separately in other comprehensive loss in the consolidated financial statements. Foreign currency translation adjustments resulted in gains of $0.3 million in 2017.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Company classifies certain assets and liabilities based on the following hierarchy of fair value:

Level 1: Quoted prices for identical assets or liabilities in active markets that can be assessed at the measurement date.

Level 2: Inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Inputs reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instrument's valuation.

When determining the fair value measurements for assets and liabilities required to be recorded at fair value, management considers the principal or most advantageous market in which it would transact and considers risks, restrictions, or other assumptions that market participants would use when pricing the asset or liability.

The carrying value of the Company's long-term debt, inclusive of $0.5 million revolving line of credit, net of unamortized debt issuance costs, was $16.4 million as of March 31, 2017. The fair value of the Company's long-term debt as of March 31, 2017 was estimated to approximate its carrying value.

Assets and liabilities measured at fair value on a non-recurring basis include tangible assets. Such assets are reviewed quarterly for impairment indicators. If a triggering event has occurred, the assets are remeasured when the estimated fair value of the corresponding asset group is less than the carrying value. The fair value measurements, in such instances, are based on significant unobservable inputs (Level 3). There were no tangible asset impairments recorded during the year ended March 31, 2017.

Concentrations of Credit Risk and Key Suppliers

The Company has concentrations of credit risk with a small number of customers. The Company performs ongoing credit evaluations of its customers’ financial conditions, account balances, and payment history, and generally does not require collateral. An allowance is maintained for estimated credit losses and doubtful accounts; these allowances are estimated using, (i) specific facts and circumstances on the financial condition of individual customers, and (ii) credit loss history on the accounts receivable portfolio.

Recently Issued Accounting Pronouncements

EXHIBIT 99.3

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606), which amends the existing accounting standards for revenue recognition. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The new revenue recognition standard will be effective for the Company in the first quarter of 2019. The new standard also permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). While the Company is still in the process of completing the analysis on the impact this guidance will have on its consolidated financial statements and related disclosures, the Company is not aware of any material impact the new standard will have.

In April 2015, the Financial Accounting Standards Board issued ASU 2015-03 “Simplifying the Presentation of Debt Issuance Costs.” This update requires that debt issuance costs be presented in the balance sheet as a direct deduction from the debt liability. The Company adopted this standard, with respect to its long-term debt.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires most leases (with the exception of leases with terms of less than one year) to be recognized on the balance sheet as an asset and a lease liability. Leases will be classified as an operating lease or a financing lease. Operating leases are expensed using the straight-line method, whereas financing leases will be treated similarly to a capital lease under the current standard. The new standard will be effective for annual and interim periods, within those fiscal years, beginning after December 15, 2019, but early adoption is permitted. The new standard must be presented using the modified retrospective method beginning with the earliest comparative period presented. The Company is currently evaluating the effect of the new standard on its consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB during 2017 and through the filing date did not and are not believed by management to have a material impact on the Company's present or historical consolidated financial statements.

3. Foreign Operations

Operations outside the United States include subsidiaries in Brazil, the United Kingdom, and Hong Kong. Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. Net assets of foreign operations are less than 5% of the Company’s total net assets.

4. Property and Equipment

Property and equipment consisted of the following as of March 31, 2017:

Network equipment	$4,958
Computer and software	1,160
Furniture and fixtures	394
Leasehold improvements	488
Property and equipment, gross	7,000
Less accumulated depreciation	(3,156)
Property and equipment, net	$3,844

Depreciation expense for the year ended March 31, 2017 was $1.2 million.

5.  Long-Term Debt and Line of Credit

As of March 31, 2017, long-term debt was as follows:

EXHIBIT 99.3

Term Loan	$16,806
Unamortized debt issuance costs	(934)
Carrying value of debt	15,872
Less current portion	—
$15,872

Financing Arrangements

Credit and Guaranty Agreement

On March 19, 2015, the Company entered into a credit and guaranty agreement (the "Credit Agreement") that provided for a $10.0 million term loan facility and a $0.5 million revolving line of credit facility. The Company subsequently amended the Credit Agreement. The revisions to the original Credit Agreement have included modifications and additions to provisions. The most recent amendment dated as of December 5, 2016, allows for total term loan borrowings of $15.0 million (excluding amounts borrowed relating to fees which amounts to $0.6 million) and a $0.5 million revolving line of credit facility. Interest is due monthly and the principal is due at maturity on March 19, 2020.

As of March 31, 2017, the Company had borrowed the entire facility available under its revolving line of credit, the amount outstanding was $0.5 million.

The loans bear interest at a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (iii) the sum of (A) the Adjusted LIBOR Rate for an interest period of one month and (B) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day, and (iv) 4.00%. The interest rate for this loan was 10.0% as of March 31, 2017. Interest expense relating to these borrowings amounted to $1.6 million for the year ended March 31, 2017.

In September 2016, the Company entered into a separate agreement with its lender. As a result of liquidity issues, the monthly interest obligation owed to the Company’s lender would be deferred and a fee charged monthly and both added to the outstanding balance of the long-term debt. Total interest and fees paid in kind to the lender and accumulated onto the existing balance amounted to $0.9 million and $0.3 million, respectively.

The aggregate contractual maturities of long-term debt (excluding unamortized debt issuance costs) were as follows as of March 31, 2017:

Year ended March 31,
2018	$—
2019	—
2020	16,806
2021	—
2022	—
$16,806

These financing arrangements were paid off subsequent to March 31, 2017 due to the completion of the GTT Transaction as disclosed in Note 1.

6. Related Parties

Holdco sponsors a Restricted Stock Incentive Plan for the Company, as of March 31, 2017 the Company owed Holdco $0.2 million relating to shares issued. This amount has been included in accrued expenses and other current liabilities on the consolidated balance sheet.

Marco Polo New World, Inc. (“MPNW”) was formerly a wholly owned subsidiary of the Company. The Company disposed of its interests in MPNW during 2015. Jock Percy, CEO of PTL, also serves as a director of MPNW. The Company provided colocation, installation, cross connect service to MPNW during the year ended March 31, 2017. As of March 31, 2017, the Company had

EXHIBIT 99.3

accounts receivable from MPNW amounting to $0.5 million and a loan receivable amounting to $1.2 million. During the year ended March 31, 2017, the Company had revenue from MPNW amounting to $0.2 million.

Subordinated Related Party Debt - Jock Percy Loan

On January 13, 2017, Holdco and Jock Percy, CEO, entered into a Subordinated Loan and Security Agreement (“Subordinated Agreement”) that provided for a $2.0 million loan to the Company. The loan matures at the earlier of 180 days after the senior debt has been repaid or at the consummation of a stock transaction. The balance is owed to Holdco. The Subordinated Agreement did not specify an interest rate but rather a premium due upon maturity. Interest expense relating to this note was immaterial and was not recorded for the year ended March 31, 2017.

This loan was repaid subsequent to March 31, 2017 due to the completion of the GTT Transaction as disclosed in Note 1.

7. Commitments and Contingencies

Operating Leases

The Company leases various office space and equipment under various non-cancelable operating leases. The leases generally require the Company to pay operating costs, including property taxes, insurance and maintenance, and contain scheduled rent increases and certain other rent escalation clauses. The Company recognizes rent expense on a straight-line basis over the terms of the respective leases.

Future minimum lease payments by year under operating leases with non-cancelable terms in excess of one year are as follows:

Year ended March 31,
2018	$2,416
2019	2,468
2020	1,721
2021	1,659
2022	1,679
2023 and beyond	9,725
$19,668

Rent expense totaled $1.0 million for the year ended March 31, 2017.

Commitments

The Company is completing the installation of a new HVAC unit at the data center located at 60 Hudson Street, New York, New York. The total cost of this installation is still uncertain, though it has been estimated to be $0.3 million.

In August 2016, the Company entered into a settlement agreement and confession of judgement with Colt Technology Service (“Colt”) relating to a lawsuit Colt brought against the Company for services ordered and not paid. The settlement was for $1.0 million. As of March 31, 2017, the balance outstanding to Colt was $0.7 million. This amount has been included in accrued expenses and other current liabilities on the consolidated balance sheet.

Contingencies

In October 2016, the Company was notified by the City of Chicago that it would be investigating a possible non-compliance of tax laws. The Company engaged tax advisors and prepared a response which the City of Chicago disagreed with and issued a determination and assessment amounting to $0.2 million. The Company and its tax advisers expect that City of Chicago will issue a ruling shortly and all past due returns and tax obligations will be settled. The Company using its best estimate expects that the liability will approximate $0.1 million. This amount has been included in accrued expenses and other current liabilities on the consolidated balance sheet.

EXHIBIT 99.3

In May 2017, the Company was notified by the Universal Service Administrative Company that an audit will be conducted to determine the accuracy and completeness of revenues and other information reported by the Company on the FCC form 499-A. The Company has not been informed nor has it determined if any such liability will result from this audit. Accordingly, the Company has not accrued a liability for this contingency.

Capital Leases

The Company leases equipment through various suppliers under capital leases. The monthly commitment approximates $0.1 million with leases expiring from April 2017 through June 2019. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense for fiscal year 2017.

The following is an analysis of the leased assets included in Property and Equipment:

Network equipment	$825
Less accumulated depreciation	(341)
$484

Future minimum lease payments by year under operating leases with non-cancelable terms in excess of one year are as follows:

Year ended March 31,
2018	$302
2019	170
2020	41
Net minimum lease payments	$513
Amount representing interest	$(33)
Present value of net minimum lease payments	480

Interest rates on capitalized leases vary from 9.1% to 9.8% and are imputed based on the lower of the Company’s incremental borrowing rate at the inception of each lease or the lessor’s implicit rate of return.

Certain capital leases provide renewal or purchase options. Generally, purchase options are at prices representing the expected fair value of the property at the expiration of the lease term.

8.  Income Taxes

Income before income taxes and the provision for income taxes, for the tax year ended March 31, 2017 were as follows:

Current:
U.S.	$10
International	(40)
(30)
Deferred
U.S.	$—
International	(22)
(22)
Income tax benefit	$(8)

A reconciliation of the provision for income taxes at the standard rate of Corporation tax in Ireland of 12.5% to the effective income tax rate, for the tax year ended March 31, 2017, is as follows:

EXHIBIT 99.3

Tax benefit based on the standard rate of Corporation Tax in Ireland of 12.5%	$(990)	12.50%
Foreign effective rate differential	(159)	2.01%
State taxes net of federal benefit	7	(0.09)%
Prior Year true ups and other	(71)	0.89%
Change in valuation allowance	1,205	(15.21)%
Effective tax rate	$(8)	0.11%

Deferred income taxes reflect the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of The Company' deferred tax assets and liabilities at March 31, 2017 are as follows:

Current deferred tax assets:
Accrued liabilities	$62
62
Non-current deferred tax assets:
Property and equipment	8
Net operating loss - federal	317
Net operating loss - state	79
Intangibles	93
Foreign	934
1,431
Valuation allowance	(1,493)
Total deferred tax asset	$—

A valuation allowance is recorded on certain deferred tax assets if it has been determined it is more likely than not that all or a portion of these assets will not be realized. The Company has recorded a valuation allowance of $1.5 million for deferred tax assets existing as of March 31, 2017.

Accounting guidance clarifies the accounting for uncertain tax positions and prescribes a recognition threshold and a measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, the authoritative guidance addresses the derecognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized. During the tax year March 31, 2017 The Company believes that its tax positions meet the more likely than not standard required under the recognition phase of the authoritative guidance, therefore The Company did not record any liabilities associated with the uncertain tax positions.

The Company is subject to taxation at the federal and various state and locality levels. Currently, The Company is not under examination for income tax purposes in any jurisdiction. The Company does not expect its unrecognized tax benefits to change significantly over the next 12 months The Company’ policy is to recognize interest and/or penalties related to unrecognized tax benefits in income tax expense in the statements of operations.

9.  Employee Benefit Plans

Defined Contribution Plan

The Company participates in a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. Eligible employees may contribute amounts to the plan, via payroll withholding, subject to certain limitations. The Company does not match employee contributions.

EXHIBIT 99.3

10.  Subsequent Events

See Note 1 regarding the GTT Transaction. As part of the acquisition by GTT on June 2017, the existing entity was dissolved as of the acquisition date and all debt was repaid as part of the dissolution.

The Company evaluated subsequent events as of August 11, 2017, the date of issuance of these financial statements.